UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 12, 2020


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

2/1 Contour Close Research, Victoria, Australia                    3095
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.
On March 11, 2020, AS-IP Tech, Inc. (ASIP) entered into a Heads of Agreement to supply its fflya system to WIZZ Air Hungary Airlines Limited (WIZZ).

Under the fflya program, ASIP provides an integrated in-flight ultra low cost connectivity solution, utilising the latest Iridium Next Low Earth Orbit (LEO) satellite constellation, onboard Bluetooth network, text Chatbots and embedded app technology.

With fflya, passengers are provided with free inflight text chat and interactive promotions.

Under the terms of the agreement, a fflya system will be installed on one WIZZ aircraft in Q2 2020 for certification and program formulation, and on a second aircraft in Q3 2020, for passenger and operational evaluation. On completion of the evaluations, WIZZ will have the option to negotiate a Final Agreement with ASIP for a minimum term of three years.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: March 12, 2020